Board of Directors John B. Dicus, Chairman, President & CEO Morris J. Huey, II Jeffrey M. Johnson Michael T. McCoy, M.D. James G. Morris Reginald L. Robinson Jeffrey R. Thompson Marilyn S. Ward

Management John B. Dicus, Chairman, President & CEO Natalie G. Haag, Executive Vice President Rick C. Jackson, Executive Vice President Carlton A. Ricketts, Executive Vice President Kent G. Townsend, Executive Vice President Frank H. Wright, Executive Vice President Tara D. Van Houweling, First Vice President Mary R. Culver, Corporate Secretary James D. Wempe, VP - Investor Relations

Safe Harbor Disclosure Except for the historical information contained in this presentation, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in Capitol Federal Financial, Inc.’s market area, changes in policies by regulatory agencies and other governmental initiatives affecting the financial services industry, fluctuations in interest rates, demand for loans in Capitol Federal Financial, Inc.’s market area, the future earnings and capital levels of Capitol Federal Savings Bank, which would affect the ability of Capitol Federal Financial, Inc. to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in documents filed or furnished by Capitol Federal Financial, Inc. with the SEC. Actual results may differ materially from those currently expected. These forward- looking statements represent Capitol Federal Financial, Inc.’s judgment as of the date of this presentation. Capitol Federal Financial, Inc. disclaims, however, any intent or obligation to update these forward-looking statements.

Selected Balance Sheet Data September 30, 2014 September 30, 2013 (in thousands) Total Assets $ 9,865,028 $ 9,186,449 Total Loans $ 6,233,170 $ 5,958,868 Total Deposits $ 4,655,272 $ 4,611,446 Total Borrowings $ 3,589,677 $ 2,833,538 Total Stockholders' Equity $ 1,492,882 $ 1,632,126

Financial Performance FY 2014 Net Income (in thousands) $77,694 Earnings Per Share (basic & diluted) $0.56 Net Interest Margin 2.00% Return on Average Assets 0.82% Return on Average Equity 5.00%

Efficiency Ratio 43.72% Operating Expense Ratio 0.96% Non-performing Assets to Total Assets 0.29% Equity to Total Assets 15.13% Financial Performance FY 2014

Calendar Year 2014 Dividends (in thousands) Regular quarterly dividends* $ 41,456 True Blue® Capitol dividend (June) 34,663 True-up dividend (December) 35,450 Total cash dividends paid in 2014 $ 111,569 *Paid in February, May, August, and November

Calendar Year Dividend History $0 $25,000 $50,000 $75,000 $100,000 2011 2012 2013 2014 Regular Dividends (includes true-up dividends) Capital Dividends (in thousands)

Calendar Year Dividend History $0 $25,000 $50,000 $75,000 $100,000 $125,000 $150,000 $175,000 2011 2012 2013 2014 (in thousands)

Cumulative Cash Returned to Stockholders †Includes capital dividends paid (in millions) $0.0 $215.0 $430.0 $645.0 $860.0 Since 2nd Step Corporate Reorganization $527.6 † $852.8 Share Repurchases Stockholder Dividends $325.2 27,436,508 Shares Avg. Price of $11.85 $3.54 per Share

Payment of Dividends •CFFN declared a regular quarterly dividend of $0.085 per share on January 27, 2015. •For fiscal year 2015, it is the intent of our Board and management to pay out 100% of our net income. •Dividends will be paid in a combination of quarterly and true-up cash dividends.

Building Our Future On Past Success •Single-Family Portfolio Lender •Retail Financial Services •Excellent Asset Quality •Strong Cost Controls •Interest Rate Risk Management •Strong Capital Position •Stockholder Value

•Continued strategy of making the balance sheet more efficient by increasing the balance of loans and deposits while decreasing the balance of securities. •Implemented daily leverage strategy during the fourth quarter of fiscal year 2014. •Balance of correspondent loans grew to $1.43 billion at September 30, 2014 by utilizing correspondent lending relationships in 27 states. •Continued focus on cost controls and technology efficiencies and enhancements. Building Our Future On Past Success

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